Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

November 3, 2021

Telluride Holdco, Inc.

9 Federal Street

Easton, Maryland, 21601

Ladies and Gentlemen:

We have acted as counsel to IKONICS Corporation, a Minnesota corporation (“Parent”), in connection with the preparation and filing of the Registration Statement on Form S-4 (File No. 333-258335), filed by Telluride Holdco, Inc. (“Holdco”) with the United States Securities and Exchange Commission on July 30, 2021, as amended on August 2, 2021, August 11, 2021, and the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the registration of up to 104,550,200 shares (the “Shares”) of Holdco’s common stock, par value $0.001 per share (“Common Stock”), as described in the Registration Statement. The Shares are issuable pursuant to the Agreement and Plan of Merger, dated as of June 24, 2021, as amended by the Amendment to Agreement and Plan of Merger, dated August 5, 2021, and the Amendment No. 2 to Agreement and Plan of Merger, dated September 17, 2021 (as amended, the “Merger Agreement”), by and among Parent, Holdco, Telluride Merger Sub I, Inc. (“Merger Sub I”), Telluride Merger Sub II, Inc. (“Merger Sub II”), and TeraWulf Inc. (the “Company”), pursuant to which, among other things, Merger Sub I will merge with and into Parent, with Parent surviving such merger as a wholly-owned subsidiary of Holdco, and, immediately following the effective time of such merger, Merger Sub II will merge with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of Holdco (collectively, the “Mergers”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

For purposes of this opinion letter, we have examined:

(a) the Registration Statement;

(b) the Merger Agreement;

(c) the Certificate of Incorporation of Holdco in effect as of the date hereof (the “Current Certificate of Incorporation”);

(d) the form of Amended and Restated Certificate of Incorporation of Holdco, included as Appendix F to the proxy statement/prospectus that forms a part of the Registration Statement (the “Amended and Restated Certificate of Incorporation”), which, subject to approval by the stockholders of HoldCo and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Shares;

(e) the Bylaws of Holdco in effect as of the date hereof (the “Current Bylaws”);

IKONICS Corporation

November 3, 2021

(f) the form of Amended and Restated Bylaws of Holdco included as Appendix G to the proxy statement/prospectus that forms a part of the Registration Statement (the “Amended and Restated Bylaws”), which, subject to approval by the board of directors of HoldCo or by the stockholders of HoldCo, will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Shares; and

(g) the proceedings taken by Holdco relating to the issuance of the Shares and related matters.

We also have examined originals, or copies certified or otherwise authenticated to our satisfaction, of such other corporate records and other records, agreements, documents, certificates and instruments, and have made such examination of statutes and decisions and reviewed such questions of law, as we have considered necessary or appropriate as a basis for the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Holdco, without any independent verification thereof or other investigation.

In rendering the opinions set forth below, we have assumed, without investigation: (a) the genuineness of signatures, including electronic signatures, appearing upon agreements, instruments, certifications, documents, and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. In making our examination of executed documents, we have assumed that each of the parties thereto, other than HoldCo, had the requisite power and authority to enter into and perform its obligations thereunder, each such party duly authorized, executed and delivered such documents, and such documents are valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

In rendering the opinions set forth below, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be executed by authorized officers of Holdco, registered by the transfer agent and registrar of Holdco, and will conform to the specimen certificate, if any, established to evidence the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent and registrar will be issued by the transfer agent and registrar and (ii) the issuance of the Shares will be properly recorded in the books and records of HoldCo.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all necessary corporate action on the part of or on the behalf of Holdco has been taken to authorize the issuance of the Shares and when (i) the Registration Statement becomes effective under the Securities Act, (ii) the stockholders of each of Parent and the Company approve the Merger Agreement, (iii) the Mergers are consummated in accordance with the Merger Agreement, (iv) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and becomes effective, (v) the Amended and Restated Bylaws become effective, and (vi) the Shares are issued and delivered in accordance with the terms and conditions of the Merger Agreement and in the manner specified in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion also assumes that (a) Holdco will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) at the time the Shares are issued or delivered, (i) there will not have occurred any change in the law or in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Holdco affecting the authorization, issuance or delivery of such Shares, and (ii) no relevant corporate actions will have been modified or rescinded., and (c) the Shares will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Shares under the Amended and Restated Certificate of Incorporation, .

IKONICS Corporation

November 3, 2021

This opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other matters, including without limitation any matters relating to the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

This opinion letter is rendered as of the date hereof, and we assume no responsibility for updating this opinion letter or the opinions or statements set forth herein to take into account any event, action, interpretation or change in law or facts occurring subsequent to the date hereof that may affect the validity of any of such opinions or statements.

Very truly yours, Faegre Drinker Biddle & Reath LLP

/s/ Joshua L. Colburn

By: Joshua L. Colburn, Partner